UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2007

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

As previously reported, we used a portion of the net proceeds from our recently completed equity offering to repay outstanding borrowings under our $225 million Amended and Restated Senior Secured Credit Facility (the “Credit Facility”).  Our Credit Facility previously included a $75 million term loan, which was repaid in full on May 23, 2007.  The payment of the term loan reduced the total credit available under the Credit Facility to $150 million.  To ensure we have adequate financing in place to conduct our future operations, on July 12, 2007 our wholly owned subsidiary TransMontaigne Operating Company L.P., Inc. (“Borrower”), entered into a First Amendment to Amended and Restated Senior Credit Facility (the “First Amendment”) by and among Borrower, Wachovia Capital Markets, LLC as sole lead arranger, manager and book-runner, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, BNP Paribas and Société Générale, as the documentation agents, Wachovia Bank, National Association, as administrative agent (the “Agent”), and certain other lenders a party thereto, and an Increased Commitment Supplement, by and among Borrower, Agent and certain lenders a party thereto (the “Supplement”).  The First Amendment, together with the Supplement, increased the amount of revolving credit permissible under the Credit Facility from $150 million to $200 million.  In addition, at our request, the term loan commitment or the revolving loan commitment can be increased up to an additional $50 million, in the aggregate, without the approval of the lenders, but subject to the approval of the Agent and the receipt of additional commitments from one or more lenders. Except as described above, the terms of the existing Credit Facility remain unchanged.

The description of the First Amendment and the Supplement does not purport to be complete and is qualified in its entirety by reference to the First Amendment and the Supplement filed as Exhibits 10.1 and 10.2 to this report, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1

First amendment to Amended and Restated Senior Secured Credit Facility, dated July 12, 2007, by and among TransMontaigne Operating Company L.P., a Delaware limited partnership, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, BNP Paribas and Société Générale, New York Branch, as the documentation agents, Wachovia Bank, National Association, as administrative agent, and the other lenders a party thereto.

10.2

Increased Commitment Supplement, dated July 12, 2007, by and among TransMontaigne Operating Company L.P., Wachovia Bank, National Association, as administrative agent, and the other lenders a party thereto.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: July 17, 2007	By:	/s/ Randall J. Larson
Randall J. Larson President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

First amendment to Amended and Restated Senior Secured Credit Facility, dated July 12, 2007, by and among TransMontaigne Operating Company L.P., a Delaware limited partnership, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, BNP Paribas and Société Générale, New York Branch, as the documentation agents, Wachovia Bank, National Association, as administrative agent, and the other lenders a party thereto.

10.2

Increased Commitment Supplement, dated July 12, 2007, by and among TransMontaigne Operating Company L.P., Wachovia Bank, National Association, as administrative agent, and the other lenders a party thereto.